Exhibit 99.1
For Immediate Release

Hudson Global Reports 2024 Second Quarter Results

OLD GREENWICH, CT - August 8, 2024 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the second quarter ended June 30, 2024.

2024 Second Quarter Summary

•Revenue of $35.7 million decreased 20.5% from the second quarter of 2023 and 19.9% in constant currency.
•Adjusted net revenue of $17.6 million decreased 22.0% from the second quarter of 2023 and 21.7% in constant currency.
•Net loss was $0.4 million, or $0.15 per diluted share, compared to net income of $0.6 million, or $0.18 per diluted share, for the second quarter of 2023. Adjusted net income per diluted share (non-GAAP measure)* was $0.04 compared to adjusted net income per diluted share of $0.36 in the second quarter of 2023.
•Adjusted EBITDA (non-GAAP measure)* was $0.7 million, a decrease versus adjusted EBITDA of $2.6 million in the second quarter of 2023.
•The Company's Board of Directors authorized a new $5 million common stock repurchase program effective August 8, 2023 and repurchased $1.5 million of stock in the second quarter of 2024. Year to date, the Company has repurchased $2.1 million of stock under this program.
•Total cash including restricted cash was $15.3 million at June 30, 2024.

“In the second quarter of 2024 we continued to see the impact of a market-driven slowdown in hiring activity across our existing client base," said Jeff Eberwein, Chief Executive Officer of Hudson Global. "During the quarter, we continued to win new business, which we expect to ramp up in the coming months. Furthermore, we are seeing the results of the internal changes and cost-saving initiatives we implemented earlier this year beginning to show through in our bottom line results."

Jake Zabkowicz added, “In the second quarter of 2024, we expanded our geographic reach and service offerings with the acquisition of Striver, a UAE-based talent acquisition firm. This acquisition, in addition to our acquisition of Executive Solutions in the first quarter and our continued enhancement of internal talent, enable Hudson RPO to continue providing best-in-class service on a global scale. We are confident in our ability to manage the business in this environment and are working hard to best position the business for future growth.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All growth rate comparisons are in constant currency.

Americas

In the second quarter of 2024, Americas revenue of $7.0 million decreased 19% and adjusted net revenue of $6.3 million decreased 24% from the second quarter of 2023. EBITDA was $0.4 million in the second quarter of 2024 versus an EBITDA loss of $0.5 million in same period last year. Adjusted EBITDA was $0.6 million in the second quarter of 2024 compared to adjusted EBITDA of $0.0 million in the same period last year.

Asia Pacific

Asia Pacific revenue of $22.6 million decreased 19% and adjusted net revenue of $7.6 million decreased 19% in the second quarter of 2024 compared to the same period in 2023. EBITDA was $0.2 million in the second quarter of 2024 compared to EBITDA of $2.1 million in the same period one year ago, and adjusted EBITDA was $0.8 million compared to adjusted EBITDA of $2.5 million in the second quarter of 2023.

Europe, Middle East, and Africa ("EMEA")

EMEA revenue in the second quarter of 2024 decreased 24% to $6.1 million and adjusted net revenue of $3.6 million decreased 23% from the second quarter of 2023. EBITDA was $0.1 million in the second quarter of 2024 compared to EBITDA of $0.9 million in the same period one year ago. Adjusted EBITDA was $0.3 million in the second quarter of 2024 compared to adjusted EBITDA of $1.1 million in the second quarter of 2023.

Corporate Costs

In the second quarter of 2024, the Company's corporate costs were $0.9 million, compared to $1.0 million in the prior year quarter. Corporate costs in both the second quarter of 2024 and 2023 excluded non-recurring expenses of $0.2 million.

Liquidity and Capital Resources

The Company ended the second quarter of 2024 with $15.3 million in cash, including $0.6 million in restricted cash. The Company used $4.3 million in cash flow from operations during the second quarter of 2024 compared to an outflow of $2.6 million of cash flow from operations in the second quarter of 2023.

Share Repurchase Program

The Company approved a new $5 million common stock share repurchase program, effective August 8, 2023. As of June 30, 2024, under this program, the Company has acquired 38,578 shares in the open market for a total of $0.7 million. In addition, the Company repurchased 44,250 shares in the first quarter of 2024 and 69,567 shares in the second quarter of 2024 in privately negotiated transactions, leaving a remaining balance of $2.5 million available for purchase under the 2023 authorization. The Company continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2023, Hudson Global had $302 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call today, Thursday, August 8, 2024 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's website at hudsonrpo.com.

About Hudson Global
Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives ; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the Russia-Ukraine war, the Hamas-Israel war, and potential conflict in the Middle East; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals, management, and advisors; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carryforwards; volatility of the Company’s stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to the use of new and evolving technologies; and the adverse impacts of cybersecurity threats and attacks. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$35,712	$44,897	$69,603	$87,969

Operating expenses:
Direct contracting costs and reimbursed expenses	18,097	22,314	35,658	43,622
Salaries and related	14,325	17,393	29,491	34,871
Office and general	2,412	2,549	5,341	5,488
Marketing and promotion	778	932	1,656	1,913
Depreciation and amortization	287	354	684	702
Total operating expenses	35,899	43,542	72,830	86,596
Operating (loss) income	(187)	1,355	(3,227)	1,373
Non-operating (expense) income:
Interest income, net	94	130	187	194
Other (expense) income, net	(95)	(50)	(134)	83
(Loss) income before income taxes	(188)	1,435	(3,174)	1,650
Provision for income taxes	253	857	165	718
Net (loss) income	$(441)	$578	$(3,339)	$932
Earnings (loss) per share:
Basic	$(0.15)	$0.19	$(1.10)	$0.30
Diluted	$(0.15)	$0.18	$(1.10)	$0.30
Weighted-average shares outstanding:
Basic	3,011	3,084	3,026	3,059
Diluted	3,011	3,138	3,026	3,130

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$14,664	$22,611
Accounts receivable, less allowance for expected credit losses of $378 and $378, respectively	24,512	19,710
Restricted cash, current	420	354
Prepaid and other	2,422	3,172
Total current assets	42,018	45,847
Property and equipment, net of accumulated depreciation of $1,649 and $1,564, respectively	336	421
Operating lease right-of-use assets	1,056	1,431
Goodwill	5,724	5,749
Intangible assets, net of accumulated amortization of $3,353 and $2,771, respectively	3,040	3,628
Deferred tax assets, net	3,526	3,360
Restricted cash	195	205
Other assets	235	317
Total assets	$56,130	$60,958
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,115	$868
Accrued salaries, commissions, and benefits	5,428	4,939
Accrued expenses and other current liabilities	5,427	4,635
Operating lease obligations, current	764	768
Total current liabilities	12,734	11,210
Income tax payable	90	87
Operating lease obligations	292	664
Other liabilities	450	443
Total liabilities	13,566	12,404
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 4,003 and 3,896 shares issued; 2,751 and 2,807 shares outstanding, respectively	4	4
Additional paid-in capital	493,500	493,036
Accumulated deficit	(428,586)	(425,247)
Accumulated other comprehensive loss, net of applicable tax	(1,808)	(1,290)
Treasury stock, 1,252 and 1,089 shares, respectively, at cost	(20,546)	(17,949)
Total stockholders’ equity	42,564	48,554
Total liabilities and stockholders’ equity	$56,130	$60,958

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$6,972	$22,649	$6,091	$—	$35,712
Adjusted net revenue, from external customers (1)	$6,344	$7,627	$3,644	$—	$17,615
Net loss					$(441)
Provision from income taxes					253
Interest income, net					(94)
Depreciation and amortization					287
EBITDA (loss) (2)	$402	$224	$149	$(770)	5
Non-operating expense (income), including corporate administration charges	81	287	78	(351)	95
Stock-based compensation expense	5	101	46	35	187
Non-recurring severance and professional fees	131	151	—	176	458
Adjusted EBITDA (loss) (2)	$619	$763	$273	$(910)	$745

For The Three Months Ended June 30, 2023	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$8,569	$28,402	$7,926	$—	$44,897
Adjusted net revenue, from external customers (1)	$8,321	$9,581	$4,681	$—	$22,583
Net income					$578
Provision for income taxes					857
Interest income, net					(130)
Depreciation and amortization					354
EBITDA (loss) (2)	$(466)	$2,131	$851	$(857)	1,659
Non-operating expense (income), including corporate administration charges	223	363	41	(577)	50
Stock-based compensation expense	96	48	51	188	383
Non-recurring severance and professional fees	71	1	124	249	445
Compensation expense related to acquisitions (3)	112	—	—	—	112
Adjusted EBITDA (loss) (2)	$36	$2,543	$1,067	$(997)	$2,649

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$12,966	$44,158	$12,479	$—	$69,603
Adjusted net revenue, from external customers (1)	$12,149	$14,173	$7,623	$—	$33,945
Net loss					$(3,339)
Provision from income taxes					165
Interest income, net					(187)
Depreciation and amortization					684
EBITDA (loss) (2)	$(462)	$(377)	$417	$(2,255)	(2,677)
Non-operating expense (income), including corporate administration charges	143	405	88	(502)	134
Stock-based compensation expense	99	228	104	134	565
Non-recurring severance and professional fees	131	337	7	706	1,181
Adjusted EBITDA (loss) (2)	$(89)	$593	$616	$(1,917)	$(797)

For The Six Months Ended June 30, 2023	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$17,841	$55,678	$14,450	$—	$87,969
Adjusted net revenue, from external customers (1)	$17,243	$18,040	$9,064	$—	$44,347
Net income					$932
Provision for income taxes					718
Interest income, net					(194)
Depreciation and amortization					702
EBITDA (loss) (2)	$(896)	$3,565	$1,295	$(1,806)	2,158
Non-operating expense (income), including corporate administration charges	339	604	66	(1,092)	(83)
Stock-based compensation expense	257	121	128	350	856
Non-recurring severance and professional fees	105	1	124	411	641
Compensation expense related to acquisitions (3)	225	—	—	—	225
Adjusted EBITDA (loss) (2)	$30	$4,291	$1,613	$(2,137)	$3,797

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2024	2023
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$6,972	$8,569	$(8)	$8,561
Asia Pacific	22,649	28,402	(352)	28,050
EMEA	6,091	7,926	62	7,988
Total	$35,712	$44,897	$(298)	$44,599
Adjusted net revenue (1)
Americas	$6,344	$8,321	$(8)	$8,313
Asia Pacific	7,627	9,581	(119)	9,462
EMEA	3,644	4,681	34	4,715
Total	$17,615	$22,583	$(93)	$22,490
SG&A:(2)
Americas	$5,919	$8,666	$(26)	$8,640
Asia Pacific	7,025	7,029	(99)	6,930
EMEA	3,450	3,757	25	3,782
Corporate	1,121	1,422	—	1,422
Total	$17,515	$20,874	$(100)	$20,774
Operating income (loss):
Americas	$252	$(555)	$(2)	$(557)
Asia Pacific	465	2,463	(19)	2,444
EMEA	221	901	9	910
Corporate	(1,125)	(1,454)	—	(1,454)
Total	$(187)	$1,355	$(12)	$1,343
EBITDA (loss):
Americas	$402	$(466)	$(3)	$(469)
Asia Pacific	224	2,131	(14)	2,117
EMEA	149	851	8	859
Corporate	(770)	(857)	(1)	(858)
Total	$5	$1,659	$(10)	$1,649

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2024	Net Income	Outstanding	Share (1)
Net loss	$(441)	3,011	$(0.15)
Non-recurring severance and professional fees (after tax)	560	3,011	0.19
Adjusted net income (3)	$119	3,011	$0.04

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended June 30, 2023	Net Income	Outstanding	Share (1)
Net income	$578	3,138	$0.18
Non-recurring severance and professional fees (after tax)	445	3,138	0.14
Compensation expense related to acquisitions (after tax) (2)	112	3,138	0.04
Adjusted net income (3)	$1,135	3,138	$0.36

(1)    Amounts may not sum due to rounding.

(2)    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months.

(3)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.